UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2013 (May 2, 2013)

REGENERON PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

New York	000-19034	13-3444607
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York 10591-6707

(Address of principal executive offices, including zip code)

(914) 847-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Regeneron Pharmaceuticals, Inc. (the “Company”) and various affiliates of Sanofi (referred to herein with its affiliates as “Sanofi”) are engaged in a global, strategic collaboration to discover, develop and commercialize fully-human therapeutic antibodies (the “Collaboration”). The Collaboration is governed by an Amended and Restated Discovery and Preclinical Agreement and an Amended and Restated License and Collaboration Agreement (the “Amended and Restated License Agreement”).

On May 2, 2013, the Company entered into two agreements with Sanofi by which the Company acquired rights to two families of antibodies invented at Regeneron and previously included in the Collaboration.

The first of these agreements was the First Amendment to Amended and Restated License and Collaboration Agreement pursuant to which the Company acquired exclusive rights in ophthalmology to antibodies targeting the angiopoietin2 (“ANG2”) receptor and ligand (the “ANG2 Amendment”). The Company will make a $10 million upfront payment to Sanofi within five business days of the effective date of the agreement. In addition, Sanofi may receive a potential $5 million development milestone payment and royalties on any future sales. The Company will be solely responsible for the cost of developing antibodies to ANG2 in ophthalmology. Antibodies to ANG2 outside of ophthalmology will continue to be developed by the Company and Sanofi under the Amended and Restated License Agreement, including REGN910 (SAR 307746), an antibody to ANG2 that is currently in Phase 1 development in patients with advanced malignancies.

The second of these agreements was a letter agreement related to antibodies targeting the platelet derived growth factor (“PDGF”) family of receptors and ligand (the “PDGF Agreement”). Pursuant to the PDGF Agreement, the Company acquired exclusive rights to antibodies targeting PDGF in ophthalmology and all other indications. The Company will make a $10 million upfront payment to Sanofi within five business days of the effective date of the agreement. In addition, Sanofi may receive up to $40 million in development milestone payments and royalties on any future sales. The Company will be solely responsible for the cost of developing antibodies to PDGF.

The Company issued a press release, dated May 3, 2013, concerning these agreements. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated May 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2013	REGENERON PHARMACEUTICALS, INC.

	By:	/s/ Joseph J. LaRosa
	Name:	Joseph J. LaRosa
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Number	Description

99.1	Press Release dated May 3, 2013.